                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Strategic Distribution, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          STRATEGIC DISTRIBUTION, INC.
                          3220 TILLMAN DRIVE, SUITE 200
                          BENSALEM, PENNSYLVANIA 19020

                            -------------------------

                            NOTICE & PROXY STATEMENT

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2000

To Strategic Distribution Shareholders:

                  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 17, 2000, at 12:00 noon, local time, at the offices of Willkie Farr & Gallagher, the Company's counsel, 787 Seventh Avenue, 38th Floor, New York, New York 10019-6099, for the following purposes, as more fully described in the accompanying Proxy Statement:

                  1. To elect nine (9) directors to serve for the ensuing year and until their successors are elected ("Proposal I");

                  2. To increase to 275,000 the number of shares of Common Stock of the Company which may be subject to options granted under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan ("Proposal II").

                  3. To ratify the appointment of KPMG LLP as independent auditors of SDI for the fiscal year ending December 31, 2000 ("Proposal III"); and

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Only shareholders of record at the close of business on April 4, 2000 are entitled to receive notice of and to vote at the meeting.

                  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSALS II AND III.


                                     By order of the Board of Directors

                                     /s/ William R. Berkley

                                     William R. Berkley
                                     Chairman of the Board


April 7, 2000


                           --------------------------

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          STRATEGIC DISTRIBUTION, INC.
                          3220 TILLMAN DRIVE, SUITE 200
                          BENSALEM, PENNSYLVANIA 19020
                              PHONE: (215) 633-1900

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 17, 2000 at the offices of Willkie Farr & Gallagher, the Company's counsel, 787 Seventh Avenue, 38th Floor, New York, New York 10019-6099, and at any adjournment or postponement thereof (the "Meeting"). The Company's 1999 Annual Report, which accompanies this Proxy Statement, is being sent, on or about April 14, 2000, to persons who were shareholders of record on April 4, 2000.

         Written communications to the Company should be sent to the Company's office at 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020. The Company can be reached by telephone at (215) 633-1900.

MATTERS TO BE CONSIDERED AT THE MEETING

         At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon three proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

         The following is a brief summary of the three proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THE NOMINEES AS DIRECTORS, IN FAVOR OF APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF THE COMMON STOCK WHICH MAY BE SUBJECT TO OPTIONS GRANTED UNDER THE COMPANY'S AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN AND IN FAVOR OF THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL I

         Proposal I concerns the election of a board of nine (9) directors, all of whom are currently serving as members of the Board of Directors.

PROPOSAL II

         Proposal II concerns increasing to 275,000 the number of shares of the Common Stock which may be subject to options granted under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan.

PROPOSAL III

         Proposal III concerns the ratification of the appointment of KPMG LLP as the Company's independent auditors.


                              VOTING AT THE MEETING

         The Board of Directors has fixed the close of business on April 4, 2000 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 30,912,210 shares of the Common Stock, held by approximately 1,500 holders of record. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Meeting.

         The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the greatest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposals II and III require the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley currently owns approximately 23.38% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

PROXIES

         If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of the Common Stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposals II and III. Proxies will extend to, and be voted at, any adjournment of the Meeting.

         The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

         Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the shares are voted at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION

         The costs of the solicitation of proxies will be borne by the Company. Such costs include preparing, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and reimbursing brokerage firms and others for reasonable expenses incurred by them in connection with forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

         The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 4, 2000, there were issued and outstanding 30,912,210 shares of the Common Stock. As of April 4, 2000, there were outstanding options issued under the Company's Amended and Restated 1990 Incentive Stock Option Plan (the "1990 Plan") to purchase a total of 1,911,436 shares of the Common Stock at prices ranging from $.97 to $6.94 per share, options issued under the Company's 1999 Incentive Stock Option Plan (the "1999 Plan") to purchase a total of 402,500 shares of the Common Stock at prices ranging from $2.78 to $2.81 per share, and options issued under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan to purchase a total of 116,000 shares of the Common Stock at prices ranging from $1.44 to $8.00 per share. In addition, non-qualified options issued to an officer of the Company and to two officers of a subsidiary of the Company to purchase a total of 492,000 shares of the Common Stock at prices ranging from $2.81 to $5.12 per share, and options issued pursuant to certain stock option agreements to purchase a total of 1,036,708 shares of the Common Stock for $5.82 per share, remained outstanding.

         Each share of the Common Stock is entitled to one vote.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL I)

INTRODUCTION

         The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

         The following table sets forth each nominee's name, age and the year in which such nominee first became a director:

                                                                                                              Year First
              Name                Position(s)                                                   Age        Became Director
              ----                -----------                                                   ---        ---------------

William R. Berkley                Director of the Company and Chairman of the                    54              1994
                                  Board of Directors

Andrew M. Bursky                  Director of the Company                                        43              1988

Arnold W. Donald                  Director of the Company                                        45              1995

Catherine B. James                Director of the Company                                        47              1990

Robert D. Neary                   Director of the Company                                        66              1999

Jack H. Nusbaum                   Director of the Company                                        59              1996

Joshua A. Polan                   Director of the Company                                        51              1988

Mitchell I. Quain                 Director of the Company                                        48              1995

John M. Sergey                    Director of the Company and President and                      57              1997
                                  Chief Executive Officer of the Company

         Directors are elected to serve for one year or until the next annual meeting of shareholders.

         The nine individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

BACKGROUND OF NOMINEES

         The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon.

         Mr. Berkley has been a member of the Board of Directors of the Company since 1994, and was elected Chairman of the Board of Directors in March 2000. He serves as Chairman of the Board of several other companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company; Pioneer Companies, Inc. which, through its indirect wholly owned subsidiaries, is engaged in the business of manufacturing and distributing chlorine and caustic soda and related products; Associated Community Bancorp, Inc., a bank holding company which owns all of the issued and outstanding capital stock of The Greenwich Bank & Trust Company, a Connecticut chartered commercial bank, and Westport National Bank, a Federally chartered commercial bank; and Interlaken Capital, Inc., a private investment firm ("Interlaken Capital"). Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Trustee of New York University and Vice Chairman of the Board of Overseers of New York University Stern School of Business.

         Mr. Bursky has been a member of the Board of Directors since July 1988. From July 1988 to March 2000, he served as Chairman of the Board of Directors. He was President of the Company from November 1989 to December 1990. He has been a Managing Partner of Pegasus Investors, L.P., a private investment firm, since June 1999. For more than five years prior to June 1999, Mr. Bursky served as a Managing Director of Interlaken Capital. Mr. Bursky is a director of Pioneer Companies, Inc.

         Mr. Donald has been a member of the Board of Directors of the Company since 1995. He recently became Chairman and Chief Executive Officer of Merisant Company, whose products include the leading global tabletop sweetener brands Equal(R) and Canderel(R). For more than five years prior to joining Merisant, he was an executive officer of Monsanto Company, serving most recently as President of Monsanto's Nutrition & Consumer Sector. Mr. Donald serves on the boards of Fair St. Louis, Carleton College, Jackson Laboratories, Opera Theatre of St. Louis, and the Municipal Theatre Association of St. Louis, and is a member of the board of directors of Oil-Dri Corporation and Crown Cork & Seal Company. In November 1998, Mr. Donald was appointed by President Clinton to serve on the President's Export Council for International Trade.

         Ms. James has been a member of the Board of Directors of the Company since 1990. She has been working full time as a Director of Enterprise Asset Management, Inc. since June 1999. Ms. James served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a contract food service company, from April 1997 to September 1998. She served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. From 1990 to April 1997, Ms. James served as a Managing Director of Interlaken Capital and, from 1982 through 1988, was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure.

         Mr. Neary has been a member of the Board of Directors of the Company since January 1999. He is retired Co-Chairman of Ernst & Young, and currently is Chairman of the Boards of

Trustees of the Armada Funds and of the Parkstone Mutual Funds. Mr. Neary is a director of Cold Metal Products, Inc. and is Chairman of the American Institute of Certified Public Accounts' Quality Control Inquiry Committee.

         Mr. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of W.R. Berkley Corporation, Neuberger Berman Inc., Pioneer Companies, Inc., Prime Hospitality Corp. and The Topps Company, Inc.

         Mr. Polan has been a member of the Board of Directors of the Company since 1988. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co.

         Mr. Quain has been a member of the Board of Directors of the Company since 1995. He is presently Global Head of the Industrial Manufacturing Group at ING Barings LLC and, since May 1997, has been Executive Vice President of ING Barings LLC. For more than five years prior to May 1997, Mr. Quain was a Managing Director of Schroder Wertheim & Company. Mr. Quain is a director of Allied Products Corporation, a director of MagneTek, Inc., a director of Mechanical Dynamics, Inc. and a director of Titan International, Chairman of the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the Board of Trustees, and is a member of the Board of Trustees of St. Luke's Academy, a college preparatory school in New Canaan, Connecticut.

         Mr. Sergey has been a member of the Board of Directors of the Company since May 1997, at which time he was also elected President and Chief Executive Officer of the Company. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. He serves on the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania. Mr. Sergey is being nominated as a Director in accordance with the terms of the Employment Agreement, dated April 11, 1997, as amended, between Mr. Sergey and the Company. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements".

         Mr. Bursky was an executive officer of Blue Lustre Products, Inc., a privately owned company which was engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products which, in October 1995, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws. Fine Host Corporation, of which Ms. James was Executive Vice President and Chief Financial Officer from April 1997 to September 1998, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws in January 1999.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

            PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                 SUBJECT TO THE NON-EMPLOYEE DIRECTOR STOCK PLAN
                                  (PROPOSAL II)

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL II.

         The Board of Directors unanimously recommends that shareholders vote for this Proposal II, which would approve the proposed increase, to 275,000 shares, in the number of shares of the Common Stock which may be subject to options granted under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan (the "Director Stock Plan").

         The Director Stock Plan was adopted by the Company's shareholders at the Company's annual meeting of shareholders held on May 24, 1996. At that time, 150,000 shares of the Common Stock were authorized to be granted under the Director Stock Plan. In June 1996, six non-employee directors each received a grant of 2,388 shares of the Common Stock under the Director Stock Plan. Thereafter, the Director Stock Plan was amended to provide that instead of making stock grants under the Director Stock Plan, stock options would be granted thereunder. On December 31, 1996, 1997, 1998 and 1999, each non-employee director of the Company received an option under the Director Stock Plan to purchase 4,000 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. To date, a total of 14,328 shares of the Common Stock have been granted to non-employee directors under the Director Stock Plan, and options for a total of 116,000 shares of the Common Stock have been granted to non-employee directors thereunder. The Board of Directors is now seeking the approval of the Company's shareholders to increase by 125,000, to a total of 275,000, the number of shares of the Common Stock which may be subject to options under the Director Stock Plan.

         Under the Director Stock Plan, on December 31 of each calendar year, each person who is a non-employee director of the Company as of such date will be granted an option to purchase 4,000 shares of the Common Stock, with a per share exercise price equal to the fair market value of a share of the Common Stock on the date of grant. Each such option will be fully vested on the date of grant, and will have a maximum term of five years.

         The Director Stock Plan is administered by the Stock Option and Compensation Committee of the Board of Directors. In the event of certain corporate transactions such as a recapitalization, reclassification, stock split or stock dividend, the Board of Directors may make adjustments to the number and kind of shares available under the Director Stock Plan, the number and kind of shares subject to outstanding options and the per share exercise price applicable to outstanding options. The Board of Directors may at any time amend or terminate the Director Stock Plan, provided that the Board may not increase the maximum number of shares of the Common Stock that may be issued under the Director Stock Plan without the approval of the Company's shareholders. On April 4, 2000, the closing price for the Common Stock, as quoted on Nasdaq, was $1.94. At present, eight persons are eligible to participate in the Director Stock Plan, including the Chairman of the Board of Directors of the Company.

         An option granted under the Director Stock Plan is taxed for United States federal income tax purposes in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and regulations issued thereunder. For such purposes, the following general rules are applicable under existing law to directors who receive and exercise options pursuant to the Director Stock Plan and to the Company, based upon the assumption that the options do not have a readily ascertainable value at the date of grant.

         The director will not recognize any income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant. The director will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. When the director sells the shares acquired by exercise of the option, he will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (i.e., the exercise price plus the amount taxed to the director as compensation income as a result of his exercise of the option). If the director holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the director in the amount of such compensation income.

         As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) of the Exchange Act with respect to any particular option.

         The following table sets forth the number of shares of the Common Stock subject to options to be granted to the following non-employee directors on December 31, 2000 if Proposal II is approved by the shareholders.


Name                                        Dollar Value                                Number of Units
----                                        ------------                                ---------------
William R. Berkley                                N/A                                           4,000
Andrew M. Bursky                                  N/A                                           4,000
Arnold W. Donald                                  N/A                                           4,000
Catherine B. James                                N/A                                           4,000
Robert D. Neary                                   N/A                                           4,000
Jack H. Nusbaum                                   N/A                                           4,000
Joshua A. Polan                                   N/A                                           4,000
Mitchell I. Quain                                 N/A                                           4,000
                                                  ---                                           -----
Non-Employee Director Group                       N/A                                          32,000


         As noted above, option grants in these same amounts will be made annually for so long as these individuals continue as non-employee directors. The Company believes that the granting of options plays an important role in the Company's ability to attract and retain directors of outstanding ability, and that the amendment of the Director Stock Plan to provide for the granting of options for an additional 125,000 shares of the Common Stock is necessary to ensure that the Company can continue to attract and retain such directors. As of April 4, 2000, only 29,672 shares of the Common Stock remained available for grant under the Director Stock Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL II.


                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL III)

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.

         KPMG LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 2000 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit for the Company for fiscal 1999 was conducted by KPMG LLP.

         A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.

                             COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1999, the Board of Directors held five meetings and acted once by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the director was a member.

         Nominees for directors are selected by the entire Board of Directors rather than any committee of the Board. The Board has four standing committees: the Executive Committee, the Stock Option and Compensation Committee, the Audit Committee and the Section 162(m) Committee.

         The Executive Committee, composed of William R. Berkley, Andrew M. Bursky and John M. Sergey, has the authority, with the authorization of the Board of Directors, to exercise all of the powers and authority of the Board to the extent permitted under the laws of the State of Delaware and the Company's Certificate of Incorporation and By-laws. The Executive Committee did not meet during 1999, but acted once by unanimous written consent.

         The Stock Option and Compensation Committee, composed of Andrew M. Bursky and Joshua A. Polan, establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Stock Option and Compensation Committee also administers the Director Stock Plan and, prior to the formation of the Section 162(m) Committee, administered the 1990 Plan. The Stock Option and Compensation Committee did not hold any official meetings or act by unanimous written consent in 1999.

         The Audit Committee, composed of William R. Berkley, Robert D. Neary, Joshua A. Polan and Mitchell I. Quain, makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1999.

         The Section 162(m) Committee, which was formed in March 1999, is composed of Arnold W. Donald and Robert D. Neary, and has the authority to administer the 1990 Plan and approve all options granted thereunder, as well as all options granted under the 1999 Plan. The Section 162(m) Committee held two meetings in 1999 and acted twice by unanimous written consent.

                            COMPENSATION OF DIRECTORS

         During the fiscal year ended December 31, 1999, each of the non-employee members of the Board of Directors received, under the Director Stock Plan, non-qualified options to purchase 4,000 shares of the Common Stock in consideration of services rendered during 1998. If the proposal to increase the number of shares which may be subject to options granted under the Director Stock Plan is approved at the Meeting, in the future, on December 31 of each year, under the Director Stock Plan, each of the Company's directors who is not an employee of the Company will be granted an option to purchase 4,000 shares of the Common Stock. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. During 1999, each non-employee director of the Company received a cash fee of $1,500 in consideration of each meeting of the Board attended by the director, and each non-employee director who remained a director at the end of 1999 received an additional cash fee of $6,000. In addition, each non-employee director who served on a committee of the Board during 1999, and who remained a director at the end of 1999, received a cash fee of $1,000. During 2000, each non-employee director of the Company will received a cash fee of $3,000 in consideration of each meeting of the Board attended by the director. In addition, each non-employee director who serves on a committee of the Board during 2000, and who remains a director at the end of 2000, will receive a cash fee of $1,000. The Company also has a general policy to reimburse members of the Board of Directors for all reasonable expenses incurred in connection with their attendance at directors' meetings.


                      IDENTIFICATION OF EXECUTIVE OFFICERS

                                            EXECUTIVE POSITION AND                    OFFICER           TERM
              NAME                               OFFICES HELD                          SINCE           EXPIRES        AGE
              ----                               ------------                         -------          -------        ---
William R. Berkley                 Chairman of Board of Directors                       2000            2000           54

John M. Sergey                     President and Chief Executive Officer                1997            2000           57

George E. Krauter                  Executive Vice President                             1997            2000           68

David L. Courtright                Chief Accounting Officer, Controller and             1998            2000           46
                                   Assistant Treasurer


BACKGROUND OF EXECUTIVE OFFICERS

         The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers has any substantial interest in any matter to be acted upon, other than the election of Directors in the case of Mr. Berkley and Mr. Sergey.

         Mr. Berkley has been Chairman of the Board of Directors of the Company since March 2000, and has served as a Director of the Company since 1994. He serves as Chairman of the Board of several other companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company; Pioneer Companies, Inc. which, through its indirect wholly owned subsidiaries, is engaged in the business of manufacturing and distributing chlorine and caustic soda and related products; Associated Community Bancorp, Inc., a bank holding company which owns all of the issued and outstanding capital stock of The Greenwich Bank & Trust Company, a Connecticut chartered commercial bank, and Westport National Bank, a Federally chartered commercial bank; and Interlaken Capital. Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Trustee of New York University and Vice Chairman of the Board of Overseers of New York University Stern School of Business.

         Mr. Sergey has served as President and Chief Executive Officer of the Company since May 1997. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From

1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. He serves on the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania.

         Mr. Krauter has served as Executive Vice President of the Company since April 1997. Mr. Krauter is also Chairman Emeritus of Industrial Systems Associates, Inc. ("ISA"), which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997. From 1994 until January 1, 1999, Mr. Krauter was a Director of the Company.

         Mr. Courtright was elected Chief Accounting Officer and Controller of the Company in March 1998. From 1991 until joining the Company in September 1997, Mr. Courtright operated his own financial consulting business, primarily providing services related to business mergers, acquisitions and divestitures. From April 1987 until December 1990, Mr. Courtright served as Assistant Corporate Controller of the Pullman Company, a diversified manufacturer of industrial products. For twelve years prior to joining the Pullman Company, Mr. Courtright practiced as a certified public accountant, most recently as Senior Manager with Coopers & Lybrand.

            REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Compensation Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. The Compensation Committee is composed of Andrew M. Bursky and Joshua A. Polan.

CEO COMPENSATION

         Compensation of the Company's Chief Executive Officer is governed by the terms of his employment agreement, dated April 11, 1997, as amended (the "CEO Employment Agreement"). The Compensation Committee established the Chief Executive Officer's salary and other compensation by considering the compensation packages of CEO's of comparably-sized companies, and by considering the type of compensation package that would be necessary in order to attract a Chief Executive Officer with the skills and experience necessary to achieve the goals that the Board of Directors had established for the Company. The Compensation Committee relied on its general knowledge of the industry and made a subjective determination based thereon. The terms of the CEO Employment Agreement are set forth under "Executive Compensation - Employment Contracts, Termination of Employment and Change in Control Agreements".

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

         The Compensation Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The compensation levels of the Company's executive officers and of the senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Compensation Committee believes it is important to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash compensation consisting of base salary and individual bonus awards and stock based compensation. Bonuses for 1999 were awarded to executive officers of the Company, and to senior officers of the Company's subsidiaries, based on the achievement of performance goals established by management and confirmed by the Compensation Committee.

         Stock options are granted to executive officers based on an evaluation of the executive's ability to influence the Company's long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account. During 1999, Mr. Sergey received options to purchase 400,000 shares of the Common Stock and Mr. Courtright received options to purchase 2,500 shares of the Common Stock.

         Because none of the executive officers of the Company has received annual compensation in excess of $1 million, the Compensation Committee has not addressed all issues related to the annual deduction limit of $1 million for compensation paid to executive officers, which limit is set forth in

Section 162(m) of the Code. In March 1999, however, the Board of Directors formed the Section 162(m) Committee, which Committee has the authority to approve all options granted under the 1990 Plan and the 1999 Plan. All compensation received by executive officers as a result of the exercise of options approved by the Section 162(m) Committee will be exempt from the deduction limit set forth in Section 162(m) of the Code. The Compensation Committee believes that in today's competitive environment, it may be necessary to consider factors other than the deductibility of compensation in attracting and retaining qualified executive officers to serve with the Company and therefore remains flexible in this regard.

                     STOCK OPTION AND COMPENSATION COMMITTEE

                                Andrew M. Bursky
                                 Joshua A. Polan

  April 7, 2000

         The previous report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Andrew M. Bursky and Joshua A. Polan are directors of the Company. Mr. Bursky served as Chairman of the Board of Directors from 1988 to March 2000, and was President of the Company from November 1989 to December 1990. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain companies of which Mr. Bursky, Mr. Polan and William R. Berkley are officers, directors and/or shareholders.


                             EXECUTIVE COMPENSATION

         The following table sets forth all the cash and non-cash compensation for the fiscal year ended December 31, 1999, and for each of the prior two fiscal years, awarded to or earned by the President, the Executive Vice President, and the Controller and Chief Accounting Officer of the Company, as well as for an Executive Vice President and a Chief Financial Officer of the Company whose employment with the Company terminated in January 2000. No other executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 1999. Mr. Bursky did not receive any compensation from the Company for the fiscal year ended December 31, 1999 (other than the same compensation as was received by other non-employee directors of the Company) but was an executive officer of and was compensated by Interlaken Capital during the period January 1, 1999 to June 30, 1999. Interlaken Capital is party to a services agreement with the Company pursuant to which Interlaken Capital received fees of $100,000 during 1999. See "Transactions with Affiliates."

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION AWARDS
                                               ANNUAL COMPENSATION
    NAME AND PRINCIPAL POSITION                                      OTHER ANNUAL        NUMBER OF SECURITIES        ALL OTHER
       OF EXECUTIVE OFFICER            YEAR      SALARY      BONUS   COMPENSATION   UNDERLYING OPTIONS GRANTED (#)  COMPENSATION
       ---------------------           ----      ------      -----   ------------   ------------------------------  ------------

           JOHN M. SERGEY              1999   $400,000         -0-     $20,000(6)             425,000                 $115,824(9)
President and Chief Executive Officer  1998    353,000      65,000      68,788(7)              75,000                   12,986(10)
                                       1997    240,000(3)  180,000     138,955(8)             500,000                   12,496(11)

      JEFFERY O. BEAUCHAMP (1)         1999    150,000        -0-                               -0-                      4,500(12)
      Executive Vice President         1998    147,000        -0-                               -0-                      4,410(12)
                                       1997    137,500(4)     -0-                               -0-                      4,235(12)

         GEORGE E. KRAUTER             1999    150,000        -0-                               -0-                      -0-
      Executive Vice President         1998    147,000      40,000                              -0-                      -0-
                                       1997    150,000      65,000                              -0-                      -0-

     MICHAEL F. DEVINE, III (2)        1999     167,000        -0-      12,000(6)               15,000                   1,700(12)
      Chief Financial Officer          1998     151,000      42,500                             53,000                     371(12)
                                       1997     145,000      70,000                             25,000                    -0-

        DAVID L. COURTRIGHT            1999     100,000      15,600                             2,500                    2,500(12)
    Chief Accounting Officer and       1998      89,000      10,000                             8,600                    1,968(12)
             Controller
                                       1997      23,000(5)    5,000                              -0-                      -0-

(1)      Mr. Beauchamp's employment with the Company terminated on January 28,
         2000.
(2)      Mr. Devine's employment with the Company terminated on February 4,
         2000.
(3)      Mr. Sergey's employment with the Company commenced on May 1, 1997.
(4)      Mr. Beauchamp's employment with the Company commenced on January 28,
         1997.
(5)      Mr. Courtright's employment with the Company commenced on September 15,
         1997.
(6)      Represents an automobile allowance.
(7) Represents 1998 relocation expenses ($48,788) and an automobile allowance ($20,000).
(8) Represents 1997 relocation expenses ($80,722), amounts reimbursed for the payment of taxes ($44,900) and an automobile allowance ($13,333).
(9) Represents contributions to the Company's Retirement Savings Plan ($2,500) and compensation attributable to a supplemental life insurance policy ($113,324).
(10) Represents premiums paid for term life and disability insurance ($10,452) and contributions to the Company's Retirement Savings Plan ($2,534).
(11)     Represents premiums paid for term life and disability insurance.
(12)     Represents contributions to the Company's Retirement Savings Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all options granted during 1999 to the persons named in the Summary Compensation Table.

                                                % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS GRANTED     EXERCISE OR                   ASSUMED ANNUAL RATES OF STOCK
                        SECURITIES UNDERLYING  TO EMPLOYEES     BASE PRICE   EXPIRATION      PRICE APPRECIATION FOR OPTION TERM
         NAME            OPTIONS GRANTED (#)  IN FISCAL YEAR      ($/SH)        DATE          5% ($)                10% ($)
         ----            -------------------  --------------      ------        ----          ------                -------

John M. Sergey               400,000(1)          41.48%          $2.81      12/16/2008           $685,081           $1,725,108

                              25,000(2)           2.59%          $2.50      03/11/2009             39,306               99,609

Jeffery O. Beauchamp                 0            0               0            0                   0                    0

George E. Krauter                    0            0               0            0                   0                    0

Michael F. Devine III         15,000(2)          1.55%           $2.50      03/11/2009             23,584               59,765

David L. Courtright            2,500(2)           *              $2.50      03/11/2009              3,931                9,961


  -----------------------
  *Less than 1%

(1) These options were granted on March 11, 1999, and vest in four equal installments on December 16, 1999, December 16, 2000, December 16, 2001 and December 16, 2002. In addition, the first 200,000 options may not be exercised until after the Company's stock has traded at or above $6.00 per share for thirty consecutive trading days, and the remaining 200,000 options may not be exercised until after the Company's stock has traded at or above $9.00 per share for thirty consecutive trading days. The options will vest in any case on December 16, 2005 and upon a change in control of the Company.
(2) These options were granted on March 11, 1999, and vest in four equal installments on the first four anniversaries of the grant date.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

         The following table indicates, for all persons named in the Summary Compensation Table, their year-end option holdings and the value of in-the-money unexercised options at December 31, 1999. None of these individuals exercised any options in 1999.

                                                          NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                          SHARES                         UNDERLYING UNEXERCISED                     IN-THE-MONEY
                        ACQUIRED ON      VALUE           OPTIONS AT FY-END (#)                 OPTIONS AT FY-END ($)
                                                                                               ---------------------
         NAME          EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE  EXERCISABLE (1)       UNEXERCISABLE (1)
         ----          -----------    ------------   -----------      -------------  ---------------       -----------------
    John M. Sergey           0             0             266,250            733,750         0                      0
 Jeffery O. Beauchamp        0             0                   0                  0         0                      0
  George E. Krauter          0             0                   0                  0         0                      0
Michael F. Devine III        0             0              37,624             78,251         0                      0
 David L. Courtright         0             0               2,657              8,443         0                      0


(1) The fiscal year-end closing price of the Common Stock was $1.44. No options were in-the-money at December 31, 1999.

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                          CHANGE IN CONTROL AGREEMENTS

         On April 11, 1997, the Company entered into a three year Executive Employment Agreement (the "Executive Employment Agreement") with Mr. Sergey, pursuant to which, beginning on May 1, 1997, Mr. Sergey became President and Chief Executive Officer of the Company for base compensation of not less than $360,000 per year. The Executive Employment Agreement was amended on March 11, 1999 (the "1999 Employment Agreement Amendment") in order to, among other things, extend the term of the Executive Employment Agreement through May 1, 2003 and increase Mr. Sergey's base compensation to not less than $400,000 per annum effective January 1, 1999. Pursuant to the Executive Employment Agreement, Mr. Sergey is eligible for bonus compensation based upon the achievement of goals established by the Compensation Committee. In addition, as an inducement to enter into the Executive Employment Agreement, Mr. Sergey was granted non-qualified options to purchase up to 400,000 shares of the Common Stock at an exercise price of $5.12 per share (which the Compensation Committee determined to be the fair market value of the Common Stock on the date of grant) and, upon commencement of his employment with the Company, Mr. Sergey was granted incentive stock options under the 1990 Plan to purchase up to 100,000 shares of the Common Stock at an exercise price of $3.98 per share. In addition, the Company sold Mr. Sergey 400,000 shares of the Common Stock (the "Purchased Shares") for an aggregate amount of $1,700,000 (an amount which the Compensation Committee determined to be the fair market value of the Common Stock on the date of the Executive Employment Agreement). The purchase price for the Purchased Shares was paid $700,000 in cash and the remainder was evidenced by a five year promissory note bearing interest at the rate of 7% per annum from Mr. Sergey to the Company that is secured by the Purchased Shares and recourse only to the Purchased Shares (the "Purchase Note"). In addition, Mr. Sergey will receive certain life insurance benefits, disability benefits, a car allowance and moving expenses. If Mr. Sergey's employment is terminated by the Company without "Cause" (as defined in the Executive Employment Agreement), or by Mr. Sergey for "Good Reason" (which, as defined in the Executive Employment Agreement, includes a change in control of the Company), Mr. Sergey will continue to receive his salary and reimbursement for the cost of health benefits until the balance of the employment term or one year, if longer, subject to setoff by amounts earned by Mr. Sergey from subsequent employment during such period. Upon a change in control of the Company, all of Mr. Sergey's outstanding options will become exercisable in full.

         Pursuant to the 1999 Employment Agreement Amendment, the Company agreed to recommend that the Section 162(m) Committee grant Mr. Sergey 400,000 non-qualified stock options (the "March 1999 Sergey Options") under the 1999 Plan. The Section 162(m) Committee approved the March 1999 Sergey Options on March 11, 1999. The March 1999 Sergey Options vest in four equal installments on December 16 of 1999, 2000, 2001 and 2002; provided, however, that vesting of the first 200,000 of the March 1999 Sergey Options will be delayed until December 16, 2005 unless the Common Stock trades at or above $6.00 per share for thirty consecutive trading days prior to December 16, 2005, and the vesting of the second 200,000 of the March 1999 Sergey Options will be delayed until December 16, 2005 unless the Common Stock trades at or above $9.00 per share for thirty consecutive trading days prior to December 16, 2005. The options will vest in any case on December 16, 2005 and upon a change in control of the Company. The 1999 Employment Agreement Amendment also eliminated the Company's obligation to provide Mr. Sergey with term life insurance in exchange for the Company's obligation to fund a portion of the cost of a whole life insurance policy, the beneficiary of which is a family trust created by Mr. Sergey. At the time the 1999 Employment Agreement Amendment was executed, the terms of the Purchase Note were also amended to extend the due date of the Purchase Note from May 20, 2002 to May 1, 2003, and to provide that some or all of the principal and interest on the Purchase Note may be forgiven in the event that there is a change in control of the Company prior to May 1, 2003; the amount of the principal and interest to be forgiven depends upon the date of the change in control and the trading price of the Common Stock on the date of the change in control.

         Mr. Beauchamp was appointed an Executive Vice President of the Company in accordance with the terms of an Employment Agreement, dated as of January 28, 1997, by and among the Company, a former subsidiary of the Company and Mr. Beauchamp. The Employment Agreement, which terminated on January 28, 2000, provided for a salary of not less than $150,000 per annum.

         Mr. Krauter was party to an Employment Agreement, dated as of January 4, 1994, by and between Mr. Krauter and ISA. The Employment Agreement, which terminated on January 4, 1999, provided for a salary of not less than $100,000 per annum.

                         COMPANY STOCK PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on December 30, 1994 in each of the Companies, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), MSC Industrial Direct Co., Inc. ("MSC"), Arden Industrial Products Inc. ("Arden"), JLK Direct Distribution, Inc. and Industrial Distribution Group, Inc. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated. Of the companies included in the peer group, the stock of Lawson and Noland has been publicly traded for the entire five-year period covered by the performance graph, and the stock of MSC has been publicly traded since December 1995. The shareholder returns of MSC are first included in the calculation of cumulative total shareholder return of the peer group index for 1996. Arden no longer trades publicly; the company was acquired by a third-party in 1997.


--------------------------------------------------------------------------------------------------------------------------------
                                        DEC-94          DEC-95         DEC-96          DEC-97         DEC-98          DEC-99
--------------------------------------------------------------------------------------------------------------------------------
Strategic Distribution Inc.              $100            $158           $158            $90             $49            $29
--------------------------------------------------------------------------------------------------------------------------------
Nasdaq US                                $100            $141           $174            $213           $300            $542
--------------------------------------------------------------------------------------------------------------------------------
Custom Composite Index (6 Stocks)        $100            $94            $115            $135           $112            $78
--------------------------------------------------------------------------------------------------------------------------------


The price of the Common Stock on December 31, 1999, as set forth in the Performance Graph, represents the last reported sale price of the Common Stock on the NASDAQ National Market on December 31, 1999, the last trading date in 1999.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information, as of April 4, 2000, concerning beneficial ownership of the Common Stock (calculated based on 30,912,210 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director,
(iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.


                       Name and Address of                             Amount and Nature of
Title of Class         Beneficial Owner (a)                            Beneficial Ownership         Percent of Class
--------------         --------------------                            --------------------         ----------------
Common Stock           William R. Berkley                              8,182,996 (b)                25.68% (b)
                       Director, Chairman of the Board

Common Stock           Andrew M. Bursky                                1,127,251 (c)                 3.64% (c)
                       Director

Common Stock           Arnold W. Donald                                   24,418 (d)                     *
                       Director

Common Stock           Catherine B. James                                793,208 (e)                 2.55% (e)
                       Director

Common Stock           Robert D. Neary                                    24,000 (f)                     *
                       Director

Common Stock           Jack H. Nusbaum                                    26,000 (g)                     *
                       Director

Common Stock           Joshua A. Polan                                   190,169 (h)                     *
                       Director

Common Stock           Mitchell I. Quain                                 148,488 (i)                     *
                       Director

Common Stock           John M. Sergey                                    986,900 (j)                 3.15% (j)
                       Director, President and
                       Chief Executive Officer

Common Stock           Jeffery O. Beauchamp (k)                          218,750                         *
                       Executive Vice President



                                       20

Common Stock           Michael F. Devine, III (l)                         37,624 (l)                     *
                       Chief Financial Officer, Secretary
                       and Treasurer

Common Stock           George E. Krauter                                 206,000                    *
                       Executive Vice President

Common Stock           David L. Courtright                                 5,316 (m)                *
                       Controller and Chief Accounting
                       Officer

Common Stock           Dimensional Fund Advisors, Inc.                 2,488,428 (n)            8.05%

Common Stock           Barry R. Feirstein                              3,100,000 (o)           10.03%

Common Stock           Formula Growth Limited                          2,200,000 (p)            7.12%

Common Stock           All executive officers and
                       directors as a group (13 persons)              11,971,120 (q)           36.67% (q)


  ----------------
  *Owns less than 1% of the outstanding shares of the Common Stock.

(a) The business address of William R. Berkley is 165 Mason Street, Greenwich, Connecticut 06830. The business address of Dimensional Fund Advisors, Inc. is set forth in footnote (n). The business address of Barry R. Feirstein is set forth in footnote (o). The business address of Formula Growth Limited is set forth in footnote (p).

(b) Includes (i) 45,000 shares of the Common Stock held by the Berkley Family Limited Partnership, (ii) 16,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley, (iii) 19,649 shares of the Common Stock which are subject to currently exercisable stock options held by The Berkley Family Limited Partnership, and (iv) 919,600 shares of the Common Stock which are subject to currently exercisable stock options held by Interlaken Investment Partners, L.P. Mr. Berkley is a general partner of The Berkley Family Limited Partnership and is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P.; as such, he may be deemed to be the beneficial owner of shares of the Common Stock beneficially owned by those entities. The number of outstanding shares used for calculating percent of class is 31,867,459.

(c) Includes (i) 1,000 shares of the Common Stock held by an IRA in Mr. Bursky's name, (ii) 12,000 shares of the Common Stock held by a Keogh Plan in Mr. Bursky's name and (iii) 44,295 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 30,956,505.

(d) Includes 16,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Donald.

(e) Includes 213,800 shares of the Common Stock which are subject to currently exercisable stock options held by Ms. James. The number of outstanding shares used for calculating percent of class is 31,126,010.

(f) Includes 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Neary.

(g) Includes 16,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(h) Includes 16,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan.

(i) Includes (i) 10,000 shares of the Common Stock held by the Samuel Quain Trust, (ii) 10,000 shares of the Common Stock held by the Rhonda Quain Trust, (iii) 10,000 shares of the Common Stock held by the Michelle Quain Trust, (iv) 10,000 shares of the Common Stock held by the Jacob Quain Trust (collectively, the "Trusts") and (v) 16,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Quain. Mr. Quain is Trustee of the Trusts and, as such, may be deemed to be beneficial owner of the shares held by the Trusts.

(j) Includes (i) 282,500 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 125,000 shares of the Common Stock which are subject to stock options held by Mr. Sergey that will become exercisable within sixty days. The number of outstanding shares used for calculating percent of class is 31,319,710.

(k)      Mr. Beauchamp's employment with the Company terminated on January 28,
         2000.

(l) Includes 37,624 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Devine. Mr. Devine's employment with the Company terminated on February 4, 2000 and his options will terminate on May 4, 2000.

(m) Includes (i) 4,949 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 367 shares of the Common Stock which are subject to stock options held by Mr. Courtright that will become exercisable within 60 days.

(n) The business address of Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information regarding Dimensional has been obtained by the Company from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on or about February 3, 2000. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 2,488,428 shares of the Common Stock as of December 31, 1999, all of which shares are held by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares.

(o) The business address of Barry R. Feirstein ("Feirstein") is 767 Third Avenue, 28th Floor, New York, NY 10017. Information regarding Feirstein has been obtained by the Company from a

         Schedule 13G filed by Feirstein with the Securities and Exchange Commission on or about February 15, 2000. As of December 31, 1999, Feirstein had sole voting and dispositive power over 970,000 shares of the Common Stock and shared voting and dispositive power over 2,130,000 shares of the Common Stock. Feirstein Capital Management, L.L.C. and Feirstein Partners, L.P. each have shared voting and dispositive power over 2,130,000 shares of the Common Stock.

(p) The business address of Formula Growth Limited ("FGL") is 1010 Sherbrooke Street West, Suite 1408, Montreal, Quebec, Canada H3A 2R7. Information regarding FGL has been obtained by the Company from a
         Schedule 13D filed by FGL with the Securities and Exchange Commission on or about August 13, 1999. FGL manages and controls Formula Growth Fund, a Canadian mutual fund ("FGF"), and Formula Unit Trust, a Canadian mutual fund ("FUT"). FGF and FUT purchased the Common Stock reported by FGL. FGF and FUT possess both voting and investment power over the Common Stock reported by FGL, and FGL disclaims beneficial ownership of such shares.

(q) Includes 1,731,784 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 32,643,994.

                          TRANSACTIONS WITH AFFILIATES

         The Company has entered into an agreement (the "Services Agreement") with Interlaken Capital pursuant to which Interlaken Capital will provide the Company with certain corporate and administrative services including but not limited to services relating to accounting and internal legal advice. Mr. Berkley is the sole shareholder and one of two directors of Interlaken Capital. Mr. Polan is an employee and executive officer of Interlaken Capital and Mr. Bursky was an employee and executive officer of Interlaken Capital from January 1, 1999 to June 30, 1999. The fee to be paid by the Company pursuant to the Services Agreement is $12,500 per month plus expenses incurred by Interlaken Capital (the "Interlaken Monthly Fee"). Interlaken Capital is also entitled to receive transaction fees under the Services Agreement in connection with the divestiture of certain discontinued Company businesses (the "Transaction Fees"). Interlaken Monthly Fees will be reduced by any Transaction Fees received by Interlaken Capital. During 1999, the Company paid Interlaken Capital $100,000 under the Services Agreement. Besides providing services to the Company, Interlaken Capital provides legal, accounting and other services to companies engaged in such businesses as fire protection, banking and chemical manufacturing. The term of the Services Agreement extends from June 1, 1997 through May 31, 2000, but will automatically renew for additional one-year terms unless either party gives notice of termination at least thirteen months prior to the termination date otherwise in effect. The terms of the Services Agreement were approved by the Company's disinterested directors.

         The Company issued $1,400,000 aggregate principal amount of subordinated notes to the former shareholders of a former subsidiary of the Company in connection with the Company's acquisition of that company in January 1997. Subsequent to the acquisition, all of the subordinated notes were acquired by Mr. Beauchamp and his wife. The subordinated notes were paid in full on January 28, 2000.

         The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

                              SHAREHOLDER PROPOSALS

         Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for SDI's Annual Meeting of Shareholders to be held in 2001 must be submitted to SDI on or before December 11, 2000, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution, Inc., c/o John M. Sergey, President and Chief Executive Officer, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, each person who at any time during 1999 was a director, officer or beneficial owner of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act, except that (i) Mr. Neary, who became a director of the Company on January 1, 1999, filed an initial report with respect to his ownership of the Common Stock on January 20, 1999, approximately ten days late, and (ii) Mr. Courtright, Chief Accounting Officer and Controller of the Company, filed a report with respect to options received during 1999 in March 2000, approximately six weeks late.



                                  MISCELLANEOUS

         A copy of the Company's Annual Report for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company's Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company's expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.


                           ---------------------------


         Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.


Bensalem, Pennsylvania
April 7, 2000

                          STRATEGIC DISTRIBUTION, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2000

    The undersigned stockholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoints David L. Courtright and Craig A. Swartz (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the offices of the Company's counsel, Willkie Farr & Gallagher, 787 7th Avenue, 38th Floor, New York, New York on May 17, 2000 at 12:00 noon local time, and at any adjournments thereof, for the transaction of the following business:

                    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL I.           Please indicate your vote for the election of Directors. The nominees are William R. Berkley, Andrew M.
                      Bursky, Arnold W. Donald, Catherine B. James, Robert D. Neary, Jack H. Nusbaum, Joshua A. Polan, Mitchell
                      J. Quain and John M. Sergey.
                      Election of Directors                        FOR  / /             WITHHELD  / /
                      For all nominees, except those entered below:
                      ----------------------------------------------------------------------------------------------------------
PROPOSAL II.          To approve the increase to 275,000 in the number of shares of the Company's Common Stock which may be subject to options granted under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan.
                                                                   FOR  / /             AGAINST  / /         ABSTAIN  / /
PROPOSAL III.         To ratify the appointment of KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000.
                                                                   FOR  / /             AGAINST  / /         ABSTAIN  / /

                                                       (CONTINUED ON OTHER SIDE)

    WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 17, 2000 and the Proxy Statement dated April 7, 2000.

                                                              Date:

                                                              Signature:

                                                              Date:

                                                              Signature:

                                                              Please sign exactly as your name
                                                              appears hereon. Joint owners should
                                                              each sign. When signing as attorney,
                                                              executor, trustee or guardian, please
                                                              give full title as such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.